SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Statement

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TENGTU INTERNATIONAL CORP.
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     (5)  Total fee paid:


          ----------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:


          ----------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------


      (3)  Filing Party:


          ----------------------------------------------------------------------


      (4)  Date Filed:


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




                           Tengtu International Corp.
                                206-5050 Kingsway
                                  Burnaby, B.C.
                                 Canada v5H 4H2




                                                              November 2, 2001


Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Tengtu International Corp. ("Tengtu") on Tuesday, November 27, 2001, beginning at 2:00 p.m., local time, at The Harvard Club of New York City, 27 West 44th Street, New York, New York 10036. We look forward to greeting as many of you as can attend the Annual Meeting.

         Holders of the Company's Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares of common stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed Proxy Card in the envelope provided.


                                            Very truly yours,


                                            /s/ Pak Kwan Cheung
                                            --------------------
                                            Pak Kwan Cheung
                                            Chairman of the Board and Chief
                                            Executive Officer

                           Tengtu International Corp.
                                206-5050 Kingsway
                                  Burnaby, B.C.
                                 Canada v5H 4H2

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 27, 2001



Dear Stockholders:


     You are cordially invited to attend the Annual Meeting of Stockholders of Tengtu International Corp. ("Tengtu"), on November 27, 2001, at 2:00 p.m., local time, at The Harvard Club of New York City, 27 West 44th Street, New York, New York 10036. The Annual Meeting has been called for the following purposes:

         1. To elect a Board of ten Directors, to serve until the next Annual Meeting of Stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To ratify the Board of Directors' selection of Moore Stephens, P.C. as independent public accountants for the fiscal year ended June 30, 2002;

         3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 31, 2001 as the record date for the determination of Stockholders having the right to notice of, and to vote at the meeting. Only Stockholders of record on the record date are entitled to notice of and to vote at the meeting.

         The Company's integrated Annual Report to Stockholders and Form 10-K for the year ended June 30, 2001, is being mailed to Stockholders with the Proxy Statement. The Proxy Statement accompanies this Notice.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                              By Order of the Board of Directors

                                              /s/ Pak Kwan Cheung
                                              --------------------
                                              Pak Kwan Cheung
                                              Chairman of the Board and Chief
                                              Executive Officer

Burnaby, B.C.
November 2, 2001

                           TENGTU INTERNATIONAL CORP.
                                 PROXY STATEMENT

The Proxy and Solicitation
--------------------------

         This Proxy Statement is being mailed on or about November 2, 2001, to the Stockholders of Tengtu International Corp. (the "Company") of record as of the close of business on October 31, 2001, in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, November 27, 2001, at The Harvard Club of New York City, 27 West 44th Street, New York, New York 10036. Pursuant to the Delaware General Corporation Law, a Stockholder may revoke a Proxy by giving notice to the Company in writing, by submitting a subsequent Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted Proxy.

         The cost of soliciting the Proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person, by telephone, facsimile, or e- mail. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse the cost of forwarding the Proxy materials in accordance with customary practices.

Voting Securities
-----------------

         As of the record date set by the Board of Directors of October 31, 2001, the Company had 47,162,603 shares of its $.01 par value per share common stock outstanding with each entitled to one vote at the Annual Meeting. There are no other classes of stock of the Company outstanding and therefore, all stock will vote as a single class.

         Shares represented by properly executed Proxies will be voted in accordance with the specifications made thereon. If no specification is made, Proxies will be voted (1) for the election as Director of all of the nominees proposed by the Board of Directors and (2) to ratify the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002. Because the Company did not receive notice of any matter intended to be raised by a Stockholder at the Annual Meeting a reasonable time before the printing and mailing of these Proxy Materials, the persons designated as Proxy Holders in the Proxy Card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy Cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors.

         Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. An abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has no effect with respect to the election of a Director nominee. An abstention or a broker non-vote has the same effect as a vote against the approval of a proposal, as each abstention or broker non-vote would be one less vote for the approval of a proposal.

         All actions to be taken generally require a majority vote of those Stockholders present or represented by Proxy at the Annual Meeting, provided that a quorum is present or represented at the meeting. Pursuant to the Company's By-Laws, a quorum consists of one-third of the total number of outstanding shares entitled to vote, represented in person or by Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Purposes of Annual Meeting
--------------------------

         The Annual Meeting has been called for the purposes of (1) electing Directors, (2) ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002 and (3) such other business as may properly come before the meeting.

         The Board of Directors recommends a vote FOR the election of the ten nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

         The Company has no knowledge of any other matters to be presented for vote to the Stockholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

Ownership of Voting Securities
------------------------------

         The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company's common stock by each Executive Officer named below, Director and nominee, and by all Directors and Executive Officers as a group, each as of June 30, 2001. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

TITLE                                        AMOUNT AND NATURE OF     PERCENT OF
OF CLASS      NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP        CLASS
--------      ------------------------       --------------------     ----------
$.01 par      Pak Cheung (1)                     4,170,750               8.84%
common

$.01 par      Jing Lian (2)                      1,170,750               2.48%
common

$.01 par      John Watt (3)                        112,000               0.24%
common

$.01 par      Michael Nikiforuk (4)                 99,000              0.21%
common

$.01 par      Zhang Fan Qi                       1,035,714               2.20%
common

$.01 par      Gordon Reid (5)                      393,224               0.83%
common

$.01 par      B.D. Clark & Associates,             797,500               1.69%
common         Inc. (6)

$.01 par      Willaim Ballard (7)               10,756,067              22.81%
common

$.01 par      Yung Sang                                  0               0.00%
common

$.01 par      John McBride                         416,000               0.88%
common

$.01 par      Bin Huang                                  0               0.00%
common

$.01 par      Peter Soumalias                      166,000               0.35%
common

(1) Includes 300,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan.

(2) Includes 300,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan.

(3) Includes 75,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan.

(4) Includes 75,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan, but excludes 350,000 shares transferred to a trust administered by a third party and in which he disclaims any beneficial interest.

(5) Includes 75,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan.

(6) B.D. Clark & Associates is owned equally by Barry Clark, and his wife. Includes 300,000 Common Shares issuable upon exercise of stock options at $.218 per share granted on March 29, 1999 under the Company's Incentive Stock Option Plan.

(7) Mr. Ballard's shares are held by Orion Capital Inc., a company owned by him.


         The above Directors, officers and nominees for Director as a group beneficially own 40.53% of the Company's common stock.

         The following table shows certain information with respect to all persons who are not Executive Officers, Directors or nominees, known by the Company to beneficially own more than five percent of the Company's outstanding common stock as of June 30, 2001.


TITLE             NAME AND ADDRESS OF                   AMOUNT AND NATURE OF      PERCENT OF
OF CLASS          BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP         CLASS
--------          ------------------------              --------------------      ----------
Debenture         Top Eagle Holdings, Ltd. - c/o (1)         3,000,000                6.36%
and warrant       Yugang Int'l Ltd., Room 3301-4,
                  26 Harbour Rd., Hong Kong

Common Stock      Orion Capital Inc.                        10,756,067 (2)           22.81%
                  Sherway Executive Center
                  310 North Queen Street
                  Suite 103N
                  Etobicoke, Ontario M9C 5K4
                  Canada

(1) Top Eagle currently holds a debenture convertible into the Company's common stock and warrants to purchase 1,500,000 shares of the Company's common stock. If Top Eagle were to convert its debenture and exercise all of its warrants prior to December 15, 2001, it would own approximately 3,000,000 shares of the Company's common stock. If it were to do so after December 15, 2001, but before December 15, 2002, Top Eagle would own approximately 2,250,000 shares of the Company's common stock.

(2) Does not include 70,000 shares owned by John Watt, the Company's Executive Vice President and a Director, which are pledged as collateral for a mortgage Orion has on a residence recently purchased by John Watt. Orion has advised us that Mr. Watt is current on his mortgage payments and disclaims any beneficial interest in those shares.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Based on Company records and information, the Company believes that all Securities and Exchange Commission filing requirements applicable to Directors and Executive Officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2001, were complied with.

PROPOSAL 1 - ELECTION OF DIRECTORS
----------------------------------

         The Board of Directors presently consists of seven members. Each Director holds office for a term ending on the date of the first annual meeting following the annual meeting at which the Director was elected or until his or her successor has been duly elected and qualified.

         At the Annual Meeting, stockholders will elect a board consisting of ten Directors. Unless authority to do so is specifically withheld, the persons named in the accompanying Proxy will vote for the election of each of the nominees named below. Each Stockholder has one vote with respect to each Director nominated. Under Delaware law, assuming that a quorum is present, each nominee that receives a majority of the votes cast will be elected as a Director. Each nominee identified below is currently a Director of the Company, with the exception of William Ballard, Yung Sang, Bin Huang, John McBride and Peter Soumalias.

NOMINEES FOR ELECTION AS DIRECTOR

         The following are the names, ages and current principal position(s) and office(s), if any, with the Company, of each nominee for Director.

                                      CURRENT PRINCIPAL POSITION(S)
NAME                     AGE          AND OFFICE(S)
----------------------------------------------------------------------------
Pak Kwan Cheung          51           Chairman of the Board of Directors and
                                      Chief Executive Officer

John Watt                55           Director and President

Jing Lian                49           Director and Vice President

William Ballard          54           Consultant

Yung Sang                36           None

John McBride             43           None

Michael Nikiforuk        47           Director

Zhang Fan Qi             43           Director

Bin Huang                35           None

Peter Soumalias          50           None

         The following is a description of the qualifications and experience of each of the nominees for the Company's Board of Directors:

PAK KWAN CHEUNG is the Chairman of the Board of Directors and Chief Executive Officer. During the past five years, Mr. Cheung has served and continues to serve as President of Bluelake Industries, Ltd., Seattle, Washington, and Comadex Industries, Ltd., Vancouver, Canada ("Comadex"). Both companies are computer technology and software firms. Mr. Cheung has served as the Company's Chairman of the Board and Chief Executive Officer since June, 1996. Mr. Cheung received an M.B.A. degree from University of British Colombia and was the founder of Comadex and Bluelake Industries, Ltd. Mr. Cheung has 25 years experience in computer hardware, software and systems integration, principally in China.

JOHN WATT is a member of the Company's Board of Directors and the President of the Company. Mr. Watt has served as a Director since June, 1996 and was appointed Executive Vice President on September 15, 2000 prior to being appointed President on July 1, 2001. Mr. Watt has been President of John D. Watt & Associates, Ottawa, Canada, a consulting firm specializing in media and entertainment industries, from 1995 to July 1, 2001. He graduated with a B.A. degree from Sir Wilfred Laurier University before earning his L.L.Th. in post-graduate studies at University of Toronto and a Marketing Management Diploma from George Brown College, Toronto.

JING LIAN is a member of the Company's Board of Directors and a Vice President. During the past five years, Mr. Lian has been Vice-President of Bluelake Industries, Ltd., Seattle, Washington. Mr. Lian has served as a Director and Vice President since June 1996. Mr. Lian is also the President of the Company's TIC Beijing Digital Pictures, Ltd. subsidiary and is the founder and Secretary of the Chinese Educational Software Council. Mr. Lian received an M.S. degree in Computer Science from Tsing Hua University, Beijing, China. Mr. Lian was a also visiting scholar at the University of Washington, Seattle, Washington.

WILLIAM BALLARD is a nominee to the Company's Board of Directors. He has a law degree from Osgoode Hall, Toronto, Canada and is a Canadian entrepreneur and lawyer. Until 1998, Mr. Ballard was a partner in The Next Adventure Inc., an international entertainment company. Mr. Ballard is the founder and past President of the Toronto Entertainment District Association, one of Canada's largest business associations and the founder and co-chairman of Canada's prestigious Walk of Fame. He also served on the President's Council at Sir Wilfrid Laurier University and the Senate of York University.

YUNG SANG is nominee to the Company's Board of Directors. Mr. Yung is currently the Vice General Manager of Beijing Oriental Lian Fa Technology & Trade Group, Co. Ltd., a China based company that is one of the companies which partially owns Beijing Tengtu Culture & Education Development Co., Ltd., the Company's joint venture partner in Tengtu United Electronics Development, Co. Ltd. Mr. Yung was previously the Vice General Manager of Pioneer Pharmaceutical Company, a China based pharmaceutical company, where he was responsible for financial operations and marketing. Mr. Yung is a graduate of the Beijing China Renmin University and has worked as an economic analyst for the Guangxi Province in China.

JOHN MCBRIDE is nominee to the Company's Board of Directors. He is the Managing Partner of CC Capital Partners, a merchant banking group, and majority owner of Charmac Capital Corp., a private investment company. Mr. McBride is a director of Integrative Proteomics Inc., a Toronto, Canada based, biotechnology company involved in the field of determining the structure and function of the human proteome. Mr. McBride is a director of Northfield Capital Corporation and a founding partner of Charleswood Investments, both Toronto, Canada based merchant banking and venture capital companies.

ZHANG FAN QI is a member of the Company's Board of Directors. Mr. Zhang is the Chairman of Beijing Oriental Lian Fa Technology and Trading Group Co., the controlling shareholder of the Company's joint venture partner in China. Mr. Zhang has a Master of Arts degree from Beijing University. He has extensive management and banking experience in China, having founded the only civil publishing enterprise in China (Tengtu Electronic Publishing Co.) and Beijing Jiade Pharmaceutical Co. Ltd. (a pharmaceutical manufacturer). He is the Vice President of the Medical Funds Association of China and an Executive of the Association of Entrepreneurs of China. Zhang Fan Qi has served as a Director since August, 1999.

MICHAEL NIKIFORUK, is a member of the Company's Board of Directors. Since May 2001, Mr. Nikiforuk has acted as a consultant to Intravest Capital Group. Prior thereto Mr. Nikiforuk has served as an Executive Officer of a number of private and public companies such as Visual Bible International, Inc., Ivynet, Inc., Banro Explorations Inc. and Transarctic Petroleum Corporation. From September 1, 2000 to October 2000, Mr. Nikiforuk served as one of the Company's Executive Vice President. Mr. Nikiforuk has served as a Director since, April, 1997.

PETER SOUMALIAS is a nominee to the Company's Board of Directors. Mr. Soumalias is President and Chief Executive Officer of Symas Corporation, a Toronto, Canada based company operating holdings in manufacturing, real estate and agriculture. He is a director of Tower Litho Group, a private Canadian company and The Martin Group of Companies, a United States private manufacturing group. He is also a director on a number of boards of charitable foundations, including St. Michael's College and the Canadian Walk of Fame in Toronto, Canada. Until 1999, Mr. Soumalias served as the President and Chief Executive Officer of Canada Auto Parks Corporation, a Toronto, Canada based company which operates parking lots and facilities in the Toronto Metropolitan area. Until 1998, Mr. Soumalias served as the President and Chief Executive Officer of The London Soap Company, an Ontario, Canada based designer, manufacturer and distributor of hotel guest amenity items.

BIN HUANG is a nominee to the Company's Board of Directors. Mr. Huang is currently the General Manager of Beijing Pan-Pacific Investment Co., Ltd., a China based investment company, where he serves as an investment analyst and portfolio manager. From 1997 through 2001, Mr. Huang served as a Senior Manager in the Investment Banking Department of Haitong Securities Co., Ltd., a China based securities company. Mr. Huang previously served as a Deputy Director in the Investment Department of China Zhonghong Group Corp., a China based investment bank. Mr. Huang has a Masters Degree in Economics from the Graduate School of Xiamen (Amoy) University in China.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

FAMILY RELATIONSHIPS

         There are no family relationships among the Directors or Executive Officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         During the past five years, none of the Directors or Executive Officers has:

         (1) had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against him, nor had a receiver, fiscal agent or similar officer appointed by a court for his business or property;

         (2) been general partner or executive officer of a business at the time a bankruptcy petition was filed by, or against it, or a receiver, fiscal agent or similar officer was appointed by a court for it or its property;

         (3) been convicted in a criminal proceeding and are not currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (4) been subject to an order, judgment or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

         (5) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in, or be associated with persons engaging in the following activities: acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

         (6) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission, to have violated a federal of state securities or commodities law.

         The following are the names, ages and current principal position of the Company's executive and significant Officers who do not also serve as Directors and therefore, are not listed above:

                                                   CURRENT PRINCIPAL
NAME                           AGE                 POSITION(S) AND OFFICE(S)
----------------------------------------------------------------------------
Thomas Pladsen                 41                  Chief Financial Officer

James Zhang                    37                  Controller

THOMAS PLADSEN was appointed as the Chief Financial Officer on July 31, 2001. Since March 2001, Mr. Pladsen has also served as the Chief Financial Officer Cimatec Environmental Engineering Inc., a Toronto, Canada based public manufacturing company. Since qualifying as a Chartered Accountant in 1985, Mr. Pladsen has served as the Chief Financial Officer for a number of public companies involved in the resource, light manufacturing and technology industries.

JAMES ZHANG, the Company's Controller, joined the Company on June 25, 2001. Since March 1998, Mr. Zhang has also served as the Corporate Controller for Cornel Trading (Canada) Corp. Prior thereto, Mr. Zhang held the position of General Manager of the Accounting Division of The Winroc Corporation, a Chinese owned trading company. Mr. Zhang is a member of Certified General Accountants in Canada and has an Executive MBA degree in International Trade and Finance.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS
------------------------------------------

COMMITTEES. The Company's Board of Directors currently has Audit and Compensation Committees. The Company does not have a Nominating Committee.

Audit Committee

         The Audit Committee is authorized to consist of up to three Directors, a majority of which are not to be employees of or consultants to the Company. The function of the Audit Committee is (i) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the external auditors, (ii) to ensure that the scope of the annual external audit by the independent external auditors of the Company is sufficiently comprehensive, (iii) to review, in consultation with the independent auditors and internal auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits, (iv) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit and (v) to undertake reasonably related activities to those set forth in (i) through (iv). The Audit Committee also has the authority to consider the qualification of the Company's independent auditors, to make recommendations to the Board of Directors as to their selection and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

         The Board of Directors has not adopted a charter for the Audit Committee. The Audit Committee currently has one member, John Watt. There were no Audit Committee meetings during the Company's fiscal year ended June 30, 2001. Therefore, the Audit Committee did not:

         1. review and discuss the Company's audited financial statements with management;

         2. discuss with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards);

         3. receive the written disclosures and letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 and has not discussed with the independent accountant the independent accountant's independence;

         4. make any recommendations to the Board of Directors as to the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2001.

         The Audit Committee's sole member, John Watt, is not an "independent director" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards.

         If the proposed slate of Directors is elected by the Stockholders at the Annual Meeting, it is proposed that two independent Directors with a financial background, Mr. Dai and Mr. McBride, will be appointed to the Audit Committee to ensure that the Audit Committee can carry out its responsibilities.

Compensation Committee

         The Compensation Committee consists of four Directors. The principal functions of the Compensation Committee are to review and recommend to the Board of Directors the compensation and benefit arrangements to be established for the Directors, Officers and consultants to the Company and to review general policy matters relating to compensation and benefit arrangements of Directors Officers and consultants. The Compensation Committee also administers the Company's stock option incentive and other bonus and incentive plans applicable to Officers, consultants and key employees of the Company.

         The current members of the Compensation Committee are Gordon Reid, Jing Lian, Barry Clark and Michael Nikiforuk. During the Company's fiscal year ended June 30, 2001, there were three meetings of the Compensation Committee by telephone conference which were attended by each of the members.

FULL BOARD OF DIRECTORS MEETINGS


         During the fiscal year ended June 30, 2001, the Board of Directors either met or acted by unanimous written consent nine times. No Director participated in fewer than 75% of the total number of meetings of the full Board of Directors or the total number of meetings of committees on which each Director served.


COMPENSATION OF DIRECTORS
-------------------------

COMPENSATION OF DIRECTORS

         No cash compensation was paid to any of the Company's Directors during the fiscal year ended June 30, 2001 in their role as Directors of the Company.

         Pursuant to a resolution passed by the Company's Board of Directors on April 27, 1997, each outside Director, who is not an employee or consultant, is entitled to the following compensation:

         Annual Fee: $6,000
         Each Board of Directors meeting attended: $500
         Each Board of Directors Committee meeting attended: $250

         No cash compensation pursuant to the April 27, 1997 resolution has been paid to any Director.

STOCK OPTIONS

         Under the Company's Stock Option Incentive Plan, Directors may receive options to purchase common stock. No options may be granted at less than fair market value on the date of the grant. No options were granted to Directors for the fiscal year ended June 30, 2001.


EXECUTIVE COMPENSATION

         Cash compensation of $210,000 was paid to the Company's Executive Officers during the fiscal year ended June 30, 2001. On March 29, 1999, the Company adopted a deferred compensation plan for future payment of past due amounts. Pursuant to the deferred compensation plan, all compensation to Executive Officers is to be deferred until the Company receives certain amounts of financing. At that time, the Company will begin paying salaries or consulting fees at the agreed-upon rate and 90% of the payments will be applied to current obligations and 10% to past due compensation and fees which have been deferred. In the interim, the Company has advanced $90,000 to Jack Lian, a Director and Vice President of the Company. The total compensation deferred as of June 30, 2001 is $1,909,794.

SUMMARY COMPENSATION TABLE

         The following table provides information relating to compensation for the fiscal years ended June 30, 1999, 2000 and 2001 for the Chief Executive Officer and compensation payable to other highly compensated Executive Officers whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal 2001) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to the Company. With respect to the Chief Executive Officer, the salary listed represents an amount he is entitled to receive as his compensation has been deferred. With respect to Mr. Watt, his compensation was deferred in 1999 and 2000; $90,000 was paid in 2001 and $30,000 was deferred. With respect to Mr. Mavroudis, it should be noted that the salary listed has been annualized and that the Company began paying compensation to him in April, 2000. Mr. Mavroudis is no longer with the Company.


                  ANNUAL COMPENSATION                                           LONG-TERM COMPENSATION AWARDS
                                                                                                          All
Name                                                Other                      Securities                Other
and                                                 Annual   Restricted        Underlying      LTIP    Compens
Principal                                           Compen-     Stock           Options/     Payouts    -ation
Position          Year     Salary          Bonus    sation     Awards ($)        SARs(#)       ($)        ($)
--------------------------------------------------------------------------------------------------------------
Pak Kwan Cheung     2001   $  128,400        0         0   $        0               0           0          0
Chief Executive     2000      128,400        0         0      750,000(2)            0           0          0
Officer (1)         1999            0(2)     0         0            0         300,000(3)        0          0

John Watt           2001   $  120,000        0         0            0               0           0          0
Executive Vice      2000   $  120,000        0         0            0               0           0          0
President           1999   $  120,000        0         0            0          75,000(4)        0          0

Gregory Mavroudis   2001   $  120,000        0         0            0(6)       75,000(7)        0          0
Executive Vice      2000      120,000        0         0            0(6)            0           0          0
President (5)       1999            0        0         0            0               0           0          0








(1) Pak Kwan Cheung's services are retained by the Company through a consulting contract with Comadex entered into in October 1999. Comadex has not been paid any monies during the fiscal years ended June 30, 2000 and 2001 under the contract. The amount listed represents compensation it is entitled to under the agreement.

(2) Pursuant to the contract between the Company and Comadex, all past due compensation to Pak Kwan Cheung was discharged in exchange for 3,000,000 shares of Company common stock with a value of $.25 per share on the date of the grant.

(3) 300,000 options to purchase the Company's common stock were granted to Pak Kwan Cheung during the fiscal year ended June 30, 1999 with an exercise price equal to the fair market value at the time of $.218 per share.

(4) 75,000 options to purchase the Company's common stock were granted to John Watt during the fiscal year ended June 30, 1999 with an exercise price equal to the fair market value at the time of $.218 per share.

(5) Gregory Mavroudis' services have been retained by the Company through a consulting agreement with 1334945 Ontario Limited dated April 1, 2000.

(6) The consulting agreement with 1334945 Ontario Limited calls for the issuance of 350,000 shares of common stock over the term of the agreement, 237,500 of which have vested.

(7) 75,000 options to purchase the Company's common stock were granted to Gregory Mavroudis pursuant to the 1334945 Ontario Limited contract with an exercise price equal to the fair market value at the time of the grant of $0.218 per share.


         No stock options, SARs or Long Term Incentive Plan grants were made to or exercised by the Named Executive Officers during the fiscal year ended June 30, 2001.

EMPLOYMENT OR CONSULTING CONTRACTS WITH EXECUTIVE OFFICERS AND DIRECTORS

COMADEX INDUSTRIES LTD.

         Effective October 1999, the Company entered into a consulting agreement with Comadex to retain the services of Pak Kwan Cheung as the Company's Chairman of the Board of Directors and Chief Executive Officer. The agreement may be summarized as follows: (1) Comadex will receive a base salary of $10,700 per month, commencing November 30, 1999, inclusive of the Canadian General Services Tax; (2) Beginning October 15, 2000, the Compensation Committee of the Board of Directors can increase the base salary up to a maximum of $10,000 per year; (3) For past due services of Mr. Cheung, the principal of Comadex, from July 1996 through October 15, 1999, and the seven weeks thereafter, Comadex shall be paid the rate of $10,000 per month, and is to receive 3,000,000 shares of restricted stock, which was the amount determined by the Compensation Committee. The Company's common stock was trading at approximately $.10 per share in October 1999; (4) Comadex shall receive an incentive of 1% of the capital raised in excess of $3,000,000 by Mr. Cheung for the Company or any Company subsidiary that is 50% or more owned by the Company. The Board of Directors has made no award to Mr. Cheung for capital raised in the year ending June 30, 2001; (5) Comadex shall receive 1% of the Company's net profits if the Company exceeds pre-set profit targets and its audited pre-tax profits exceed that target(s). To date, no such targets have been set by the Board of Directors; (6) Comadex shall receive certain payments in the event the agreement is terminated without cause or if the Company is merged into or acquired by another company.

JING LIAN

          The Company entered into an agreement with Jing Lian, effective January 1, 1996, for Mr. Lian to serve as a Vice President at an annual salary of $80,000. The agreement also provides for the possibility of performance and incentive bonuses.

1334945 ONTARIO LIMITED

         On April 1, 2000, the Company entered into a consulting agreement with 1334945 Ontario Limited ("Ontario") to retain the services of Gregory Mavroudis, Ontario's principal, as the Company's Executive Vice President of Business Development. Mr. Mavroudis is no longer with the Company.

         The agreement may be summarized as follows: (1) The agreement has a term of two years with a probationary period ending on September 30, 2000. The Company had the option to terminate the agreement at the end of the probationary period with notice provided by September 1, 2000. The Company elected not to terminate the agreement; (2) Ontario is to receive $10,000 per month for the term of the agreement; (3) Ontario is to receive 250,000 shares of Company stock of which 25,000 shares is to vest at the six month anniversary of the agreement, 112,500 at the twelve-month anniversary and an additional 112,500 at the twenty four month anniversary; (4) Ontario is to receive options to purchase 37,500 shares within 90 days of the six month anniversary of the agreement and an additional 37,500 options between 90 and 180 days after the six month anniversary of the agreement. The agreement also provides for additional options once a new stock option plan is adopted by the Company's Board of Directors; (5) the Company may terminate the agreement at any time for cause and with a penalty without cause; and (6) Both Ontario and Mavroudis are subject to non-competition, non-solicitation and confidentiality obligations. The agreement was amended to increase the number of shares of the Company stock Ontario is to receive by 100,000; to increase the number of options to purchase shares by 100,000 and to increase the termination penalty without cause to $120,000 if the Company's share price is below $3.00.

SIMON HUI

         The Company's former Controller's employment contract was approved by the Board of Directors on October 30, 2000. Pursuant to that contract, the Mr. Hui was granted 150,000 shares of the Company's common stock for which a charge to compensation expense of $79,650 and a retroactive bonus of $39,404 were accrued at the quarter ended December 31, 2000 and remain unpaid as at June 30, 2001. Mr. Hui resigned effective June 30, 2001.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
-----------------------------------------------------------------------------

         The following members of the Compensation Committee of the Company's Board of Directors served as Officers or employees during the fiscal year ended June 30, 2001:

Name                                        Position
--------------------                ------------------------------
Jing Lian                           Vice President of the Company;
                                    President of TIC Beijing Digital
                                    Pictures Co., Ltd.

Barry Clark                         Director

         On October 6, 2000, Iconix (which is 32% owned by the Company) was sold for $5,000,000 (Canadian). Barry Clark, and former employees of Iconix owned approximately 8% of the stock in the acquiring company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------

           REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF TENGTU INTERNATIONAL CORP.

         The primary purpose of this Committee is to develop executive compensation policies and practices which coincide with and enhance the business plans and strategies which the Company undertakes in connection with the pursuit of its business objectives.

         During the past several years, this Committee has almost exclusively followed a policy of rewarding its senior executives with compensation packages consisting of salaries, stock and options which are determined upon the basis of the following factors: ability to assist in growing the Company's business, ability to assist in fundraising activities, ability to effectively manage aspects of the Company's business and the Company's current and future earnings prospects. In determining the salary to be paid to the Company's Chief Executive Officer and its other senior executives, this Committee also considers, in addition to the foregoing factors, the comparative salaries paid to other Chief Executive Officers and senior executives in similar companies.

         Because of the developing nature of the Company's business, the Committee has not yet used corporate performance as a measure of the Chief Executive Officer's, or other Executive Officer's compensation.

         In summary, it is this Committee's belief that the compensation policies that we have described in this report have served the best interests of the shareholders and the Company. Such policies have been designed to provide appropriate levels of compensation to the Company's senior executives based upon the particular combination of factors which apply to this Company. As and when those factors change, this Committee will make every effort to make adjustments to its policies in a manner which will provide fair and reasonable levels of compensation and appropriate incentives to its executives, while continuing to be in the best interests of the shareholders and the Company.

Respectfully submitted,

The Compensation Committee

/s/ BARRY CLARK
----------------
/s/ MICHAEL NIKIFORUK
---------------------
/s/ JING LIAN
-------------
/s/ GORDON REID
---------------

COMPARISON OF TOTAL STOCKHOLDER RETURNS
---------------------------------------

         The following charts show the cumulative performance for the Company's common stock over the last five years compared with the performance of the Nasdaq Composite and Technology Industry Group Performance Composite. The first chart assumes $100 invested as of September 3, 1996 in the Company's common stock and in each of the named indices. The performance shown is not necessarily indicative of future performance.

         It should be noted that in the Company's proxy materials for its November 27, 2000 Annual Meeting the Software Industry Group Performance Composite was used in the "Comparison of Total Stockholder Returns" section of the proxy statement. The Technology Industry Group Performance Composite was used instead this year because the Company has been advised that the previously used composite is no longer available.


                  Tengtu              Nasdaq            Industry
Date              Return              Index             Index
----              -------             -------           --------
                    100                 100               100
06/30/97             16                 126               141
06/30/98              4                 166               183
06/30/99              3                 235               289
06/30/00             23                 347               156
06/30/01             26                 187                99


                  Tengtu              Change
                  Stock               from prior                     Calculated
Date              Price               period            % chg.           Return
----              ------              ----------        ------       ----------
9/3/96              5                                    Base            100
6/30/97           0.82                  -4.18           -83.60%           16
6/30/98           0.19                  -0.63           -76.83%            4
6/30/99           0.13                  -0.06           -31.58%            3
6/30/00           1.01                   0.88           676.92%           23
6/30/01           1.32                   0.31            30.69%           26


                  Nasdaq              Change
                  Composite           from prior                     Calculated
Date              Index               period            % chg.         Return
----              ---------           ----------        ------       ----------
9/3/96            1142                                  Base           100
6/30/97           1442                300               26.27%         126
6/30/98           1895                453               31.41%         166
6/30/99           2686                791               41.74%         235
6/30/00           3967                1281              47.69%         347
6/30/01           2130                1837              46.31%         187


                  Industry
                  Group                Change
                  Performance         from prior                     Calculated
Date              Technology          period            % chg.       Return
----             -----------        ---------          ----          --------
9/3/96            614                                   Base           100
6/30/97           865                 251               40.90%         141
6/30/98           1,123               259               29.96%         183
6/30/99           1,773               650               59.82%         289
6/30/00           959                 814               -45.92%        156
6/30/01           608                 351               -36.61          99


RELATED PARTY TRANSACTIONS
--------------------------

         Due to the downsizing of the staff of Tengtu United in prior years, the operations of the joint venture during the years ended June 30, 2001 and 2000 were carried out by Tengtu China, which is partially owned by Zhang Fan Qi, one of the Company's Directors. At June 30, 2001 and 2000, Tengtu United has a balance due from the Tengtu China of approximately $6,462,900 and $170,100, respectively.

         During fiscal 2001, 2000 and 1999, respectively, the Company incurred consulting and related expenses of approximately $829,800, $1,493,000 and $775,000 from Officers and Directors of the Company or its subsidiaries or companies controlled by these Officers and Directors.

         In October, 1999, the Company and Comadex Industries, Ltd. entered into a consulting agreement for the employment of Pak Cheung as the Company's Chairman and CEO. Pursuant to that agreement Comadex received 3,000,000 shares for past services rendered, resulting in a charge to related party consultants expense of $750,000. If Pak Cheung is able to raise $3,000,000 or more in capital for the Company or a 50% or more owned joint venture or subsidiary, Comadex shall receive an incentive of 1% of the capital raised in excess of $3,000,000. The Board of Directors has made no award to Mr. Cheung for capital raised in the year ending June 30, 2001.

         On September 9, 1999 Zhang Fan Qi loaned $100,000 to the Company. The loan bore interest at 6% per annum and was due in twelve months. The loan was convertible at the option of the Company Director at the rate of $.35 per share, or into an aggregate of 285,714 shares of the Company's common stock. The loan was guaranteed by another Director of the Company. At the date of the loan, the Company's common stock was trading at $.25 per share, therefore the loan did not contain a beneficial conversion feature. This loan was converted to 285,714 shares in October 2000.

         On October 6, 2000, Iconix (which is 32% owned by the Company) was sold for $5,000,000 (Canadian). Barry Clark, who is a Director and who was the President of Iconix, and former employees of Iconix owned approximately 8% of the stock in the acquiring company.

         On October 1, 2000, the Company entered into a one-year agreement with Goodwill (a company which owns approximately 18% of Edsoft Canada). Goodwill agreed to use its best efforts to oversee, enhance and improve the business and profile of Edsoft Canada in exchange for 50,000 shares of the Company. The shares were valued at $48,400 and are to be expensed over one year. The charge to operations for the fiscal year ended June 30, 2001 was $36,300.

         On December 21, 2000, the Company entered into a two year consulting agreement with William Ballard. The consulting agreement calls for monthly payments of 20,834 shares of the Company's common stock to Mr. Ballard during the term of the agreement and does not require any cash compensation.


PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
----------------------------------------------------------------

         The Company has appointed Moore Stephens, P.C. as its independent auditors for the fiscal year ending June 30, 2002. Moore Stephens, P.C. served as the Company's independent auditors for the fiscal year ended June 30, 2001 and provided services to the Company with respect to that fiscal year that included, but were not limited to, consultations on various tax and information services matters.

         A representatives of Moore Stephens, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as may be desired. In the event stockholders do not ratify the appointment of Moore Stephens, P.C. as the Company's independent auditors for fiscal 2002, such appointment will be reconsidered by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C.
             AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because the Company did not receive notice of any matter intended to be raised by a stockholder a reasonable time before printing and mailing these Proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         DEADLINE FOR INCLUSION IN PROXY. Any stockholder proposal to be considered by the Company for inclusion in the Proxy Statement and form of Proxy for the 2002 Annual Meeting, expected to be held in November 2002, must be received by the Secretary of the Company at the Company's corporate headquarters, 206-5050, Kingsway, Burnaby, B.C., Canada V5H 4H2, no later than June 29, 2002. In the event, however, that the date of the 2002 Annual Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by the Company a reasonable time before the solicitation in connection with the meeting is made. A stockholder may submit a proposal, along with an accompanying statement, which may not exceed 500 words.

                                  ANNUAL REPORT

         The integrated Annual Report and Form 10-K of the Company for the fiscal year ended June 30, 2001, which includes financial statements for the Company for the fiscal year then ended, is being mailed to each Stockholder of record with this Proxy Statement. Additional copies may be obtained from the Company, along with exhibits thereto, upon written request.




         STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.

                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


                                            By Order of the Board of Directors

                                            /s/ Pak Kwan Cheung

                                            Pak Kwan Cheung
                                            Chairman of the Board and
                                            Chief Executive Officer

November 2, 2001





                           TENGTU INTERNATIONAL CORP.
                    206-5050 Kingsway, Burnaby, B.C., Canada
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2001 Proxy Statement and hereby appoints Pak Kwan Cheung, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, each par value $0.01 per share, of Tengtu International Corp.,a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on October 31, 2001 at the annual meeting of stockholders of the Company to be held on November 27, 2001 at 2:00 p.m., local time, at The Harvard Club of New York City, 27 West 44th Street, New York, New York 10036, and at any postponement or adjournment thereof, as indicated in this Proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDER OF COMMON STOCK SET FORTH ABOVE AND FOR RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY Please mark vote in oval in the following manner using dark ink only.

1. Election of Directors:

WITH AUTHORITY TO VOTE FOR                            WITHHOLD AUTHORITY

      ALL NOMINEES LISTED BELOW ____                  TO VOTE FOR ALL NOMINEES
      (except as marked to the contrary below)        LISTED BELOW ____

                  Pak Kwan Cheung            John McBride
                  John Watt                  Michael Nikiforuk
                  William Ballard            Bin Huang
                  Yung Sang                  Zhang Fan Qi
                  Jing Lian                  Peter Soumalias

--------------------------------------------------------------------------------

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



                (Continued and to be signed on the reverse side)

2. Ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2002.


           ____  FOR             ____  AGAINST              ____  ABSTAIN



3. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Dated:
                                                ---------------------------
                                                        (Signature)

                                                ---------------------------
                                                        Please Print Name

                                                ---------------------------
                                                        Signature if held
                                                        jointly

                                                ---------------------------
                                                        Please Print Name

Please date this Proxy and sign exactly as the name(s) appears on the enclosed envelope and return the signed Proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.